Exhibit 99.1
AMB PROPERTY, L.P. TO OFFER GUARANTEED NOTES DUE 2017
SAN FRANCISCO, August 4, 2010 — AMB Property Corporation (NYSE: AMB) announced today that its operating subsidiary, AMB Property, L.P. (the “Operating Partnership”), announced the offering of a new series of notes due 2017 in an underwritten registered public offering. The notes will be senior unsecured obligations of the Operating Partnership and will be fully and unconditionally guaranteed by AMB Property Corporation. The aggregate principal amount and coupon rate of the notes will be determined at the time the notes are sold to investors. The offering will be made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on August 14, 2009. The offering is expected to close on August 9, 2010, subject to certain closing conditions.
The Operating Partnership intends to use a portion of the net proceeds to reduce U.S. dollar borrowings under its $425.0 million multi-currency senior unsecured term loan facility. The Operating Partnership intends to use any remaining proceeds, in conjunction with cash, to repay an approximately $65.8 million secured mortgage instrument.
A copy of the prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk — 3rd floor, Phone +1 212-834-4533; Banc of America Securities LLC, 100 West 33rd Street, 3rd Floor, New York, New York 10001, Attention: Prospectus Department, Phone +1 800-294-1322; or Morgan Stanley & Co. Incorporated, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, Phone +1 866-718-1649.
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The offering is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
AMB Property Corporation.(r) Local partner to global trade.(tm)

AMB Property Corporation(r) is a leading owner, operator and developer of global industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of June 30, 2010, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 156.1 million square feet (14.5 million square meters) in 48 markets within 15 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio is comprised of High Throughput Distribution(r) facilities — industrial properties built for speed and located near airports, seaports and ground transportation systems.
AMB’s press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 415 394 9000.
Some of the information included in this press release contains forward-looking statements, such as statements related to the offering and the issuance and sale of the notes, expected use of the net proceeds and the availability of a final prospectus supplement, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve numerous risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in the forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “forecasting, “ “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indicators of whether, or the time at which, such performance or results will be achieved. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this press release or as of the dates indicated in the statements. All of our forward-looking statements are qualified in their entirety by this statement. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements contained in this press release: any material adverse change in the financial or securities markets within or outside the United States or in political, financial or economic conditions within or outside the United States or any material outbreak or material escalation of hostilities within or outside the United States or declaration by the United States of a national emergency or war or other material calamity or crisis within or outside the United States, including, without limitation, an act of terrorism, any suspension or limitation of trading in securities generally or in any of the securities of AMB by the SEC, by any exchange that lists such securities or in any over-the-counter market, any declaration by any governmental authority of a general banking moratorium, any financial market fluctuations, actual or perceived changes in general economic conditions, global trade or in the real estate sector, inflation risks, an actual or perceived downturn in the U.S., California or global economy, and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2009 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.
SOURCE: AMB Property Corporation
CONTACT:
AMB CONTACT
Tracy A. Ward
Vice President, IR & Corporate Communications
Direct +1 415 733 9565
Email tward@amb.com
Jon M. Boilard
Director, Media and Public Relations
Direct +1 415 733 9561
Email jboilard@amb.com